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                                                                  Exhibit 23.1.1

                          Independent Auditors' Consent

The Board of Directors
FMC Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-59543) of FMC Corporation of our report dated February 14, 2002 relating to the consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Independent Public Accountants" in the prospectus.

Our report dated February 14, 2002, on the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of and for the year ended December 31, 2001, contains an explanatory paragraph that states as discussed in
Note 1 to the consolidated financial statements, the company changed its method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP
Philadelphia, Pennsylvania
May 31, 2002